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                                                                     EXHIBIT 8.1

                                            OPINION OF ORRICK, HERRINGTON &
                                                     SUTCLIFFE LLP
                                          WITH RESPECT TO CERTAIN TAX MATTERS
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                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
              TELEPHONE: (212) 506-5000  FACSIMILE: (212) 506-5151

                                                           January 29, 1997

EQCC Receivables Corporation
EQCC Asset Backed Corporation
c/o Equicredit Corporation of America
10401 Deerwood Park Blvd.
Jacksonville, Florida 32256

Ladies and Gentlemen:

     We have advised EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants") with respect to certain federal income tax aspects of the issuance by the Registrants of their EQCC Home Equity Loan Asset Backed Securities, issuable in series (the "Securities"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on the date hereof, (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Securities with numerous different characteristics, the particular characteristics of each series of Securities must be considered in determining the applicability of this opinion to a particular series of Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement (including this opinion), as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                           ORRICK, HERRINGTON & SUTCLIFFE LLP